Exhibit 15

PricewaterhouseCoopers
ABN 52 780 433 757

Darling Park Tower 2
201 Sussex Street
GPO BOX 2650
SYDNEY NSW 1171
DX 77 Sydney
Australia
Telephone+61 2 8266 0000
Facsimile+61 2 8266 9999
www.pwc.com/au

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-153500) of Westpac Banking Corporation of our report dated 30 October 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Sydney, Australia

30 October 2008